Exhibit 99.2

HIGHRIDGE RESOURCES, INC.

Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2022 and 2021

(unaudited)

HIGHRIDGE RESOURCES, INC.

HIGHRIDGE RESOURCES, INC.

Condensed Consolidated Balance Sheets

(unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$50,008,820	$76,340,540
Restricted cash	162,000	162,000
Accounts receivable, net (note 2e)	66,811,683	42,629,169
Inventory (note 2f)	66,811,359	61,541,692
Notes and interest receivable - related party (note 6)	—	1,587,592
Prepaid expenses and other current assets	3,212,176	3,574,089
Total current assets	187,006,038	185,835,082
Property and equipment, net (note 4)	121,002,871	128,482,050
Intangible assets, net (note 5)	2,605,324	3,113,139
Security deposits	52,599	54,555
Notes receivable	43,350	48,734
Total assets	$310,710,182	$317,533,560
Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$14,107,292	$25,745,613
Accounts payable – related party	2,935,456	4,857,216
Income taxes payable	2,230,363	668,978
Accrued liabilities	16,226,984	14,419,459
Current portion of capital leases (note 8)	605,978	741,964
Deferred revenue	8,164,950	8,061,660
Customer deposits	5,786,541	5,473,634
Other current liabilities	449,913	449,913
Total current liabilities	50,507,477	60,418,437
Capital lease liability – long term (note 8)	811,083	1,004,778
Deferred rent payable	47,119	47,608
Notes payable - related party	387,683,082	396,329,075
Long-term debt (note 7)	—	—
Long-term accrued interest	761,835	589,987
Deferred compensation	29,542,200	17,005,905
Deferred tax liability (note 10)	—	—
Total liabilities	469,352,796	475,395,790
Commitments and contingencies (note 9)
Stockholder's equity:
Common stock ($.01 par, 1,000 shares authorized, 288 shares issued and outstanding)	3	3
Additional paid-in capital	144,542,757	144,542,757
Accumulated deficit	(302,757,870)	(303,353,870)
Accumulated other comprehensive income	(427,504)	948,880
Total stockholder's equity	(158,642,614)	(157,862,230)
Total liabilities and stockholder's equity	$310,710,182	$317,533,560

See accompanying notes to condensed consolidated financial statements.

HIGHRIDGE RESOURCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Income

(unaudited)

	Nine Months Ended September 30,
	2022	2021
Revenue:
Product sales	$224,633,093	$147,138,026
Field service and installation	17,573,398	10,815,689
Distribution, reel sales, rentals and other	23,243,905	11,680,485
Total revenue	265,450,396	169,634,200
Other costs and expenses:
Cost of product sales, exclusive of depreciation and amortization	131,493,493	75,068,515
Cost of field service and installation, exclusive of depreciation and amortization	13,678,191	9,188,180
Cost of distribution, reel sales, rentals and other, exclusive of depreciation and amortization	17,215,555	8,869,079
Research and development	5,539,555	5,958,331
General and administrative expenses	26,661,536	19,750,781
Sales and marketing	11,349,826	11,737,724
Depreciation and amortization	12,123,949	11,736,977
Gain on sale of property and equipment	(3,550)	(102,575)
Total other costs and expenses	218,058,555	142,207,012
Income from operations	47,391,841	27,427,188
Other income (expense):
Interest expense, net	(40,081,912)	(37,695,506)
Foreign currency exchange gain (loss)	900,835	(59,476)
Other income, net	876,173	65,291
Other income (expense), net	(38,304,904)	(37,689,691)
Income (loss) before income taxes	9,086,937	(10,262,503)
Income tax expense	8,490,937	362,719
Net income (loss)	596,000	(10,625,222)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(1,376,384)	290,302
Comprehensive loss	$(780,384)	$(10,334,920)

See accompanying notes to condensed consolidated financial statements.

HIGHRIDGE RESOURCES, INC.

Condensed Consolidated Statements of Stockholder’s Equity

(unaudited)

					Other	Total
	Common stock		Additional	Accumulated	comprehensive	stockholder’s
	Shares	Amount	paid-in capital	deficit	income	equity
Balance, January 1, 2020	288	3	144,542,757	(280,307,539)	674,951	(135,089,828)
Foreign currency translation adjustment	—	—	—	—	290,302	290,302
Net income (loss)	—	—	—	(10,625,222)	—	(10,625,222)
Balance, September 30, 2021	288	$3	144,542,757	(290,932,761)	965,253	(145,424,748)

Balance, December 31, 2021	288	$3	144,542,757	(303,353,870)	948,880	(157,862,230)
Foreign currency translation adjustment	—	—	—	—	(1,376,384)	(1,376,384)
Net income (loss)	—	—	—	596,000	—	596,000
Balance, September 30, 2022	288	$3	144,542,757	(302,757,870)	(427,504)	(158,642,614)

See accompanying notes to condensed consolidated financial statements.

HIGHRIDGE RESOURCES, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$596,000	$(10,625,222)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,123,949	11,736,977
Amortization of deferred financing costs	61,402	47,138
Bad debt expense (recovery), net	396,631	(300,116)
Gain on disposal of assets	(3,550)	(102,575)
Deferred income taxes	-	58,189
Change in operating assets and liabilities:
Accounts receivable	(24,841,815)	(35,435,599)
Inventory	(5,386,830)	23,593,432
Prepaid expenses and other current assets	246,034	(1,183,196)
Other assets – security deposits and notes receivable	-	-
Accounts payable	(8,918,871)	1,925,960
Accounts payable - related party	(1,921,760)	900,765
Accrued liabilities	(6,636,237)	23,526,018
Income taxes payable	1,542,241	192,281
Deferred compensation	12,536,295	6,480,775
Deferred revenue	552,534	(1,195,287)
Net cash provided (used) by operating activities	(19,653,977)	19,619,540
Cash flows from investing activities:
Proceeds from sale of property and equipment	7,980	121,056
Proceeds from notes receivable - related party	1,635,104	-
Additions of patents	-	(310,567)
Additions of property and equipment	(6,593,629)	(6,672,214)
Net cash used in investing activities	(4,950,545)	(6,861,725)
Cash flows from financing activities:
Payment of deferred financing costs	-	(326,857)
Payments on capital leases	(629,180)	(529,315)
Net cash used in financing activities	(629,180)	(856,172)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,098,018)	257,342
Net increase (decrease) in cash, cash equivalents, and restricted cash	(26,331,720)	12,158,985
Cash, cash equivalents, and restricted cash beginning of year	76,502,540	43,673,050
Cash, cash equivalents, and restricted cash end of year	$50,170,820	$55,832,035
Supplemental cash flow information:
Taxes paid	$6,961,898	$284,133
Interest paid	48,540,605	22,520,201
Non-cash disclosures:
Transfer of fixed assets to inventory	$16,293	$7,327
Capital Expenditures included in Accounts Payable	31,319	115,625
Capital lease additions	361,905	309,332
Paid-in-kind accrued interest - related party	(8,474,145)	15,070,379

See accompanying notes to condensed consolidated financial statements.

HIGHRIDGE RESOURCES, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2022 and 2021

(unaudited)

(1)	Business and Basis of Presentation

HighRidge Resources, Inc. (HighRidge or together with its subsidiaries, the Company) was formed in Delaware on November 13, 2000. HighRidge’s primary purpose is to own 100% of the equity of FlexSteel Holdings, Inc. (FlexSteel Holdings or FSH). These condensed consolidated financial statements include the consolidated accounts of HighRidge and FlexSteel Holdings. All intercompany transactions and balances have been eliminated in consolidation.

FlexSteel Holdings was formed in Delaware on December 30, 2011 and consists of the following subsidiaries: FlexSteel Pipeline Technologies, Inc. (FlexSteel), FlexSteel Pipeline Technologies, Ltd. (FlexSteel Ltd.), Trinity Bay Equipment Holdings, LLC (Trinity Bay), Rubiales Consulting, Inc. (Rubiales), Talon Bridge Holdings, LLC (Talon Bridge), FlexSteel USA, LLC (FlexSteel USA), FlexSteel Europe Limited (FlexSteel Europe), FlexSteel Middle East, LLC (FlexSteel Middle East), FlexSteel FZE, FlexSteel Bahrain, W.L.L. (FlexSteel Bahrain), and HighRidge S. de R.L. de C.V. (HighRidge Mexico) (collectively, the FlexSteel Subsidiaries).

FSH was formed for the primary purpose of owning 100% of the outstanding equity interests in each of the subsidiaries that existed at the time of its formation. These subsidiaries included Rubiales, Trinity Bay, and FlexSteel, which owns 100% of the equity of FlexSteel Ltd. Because the formation of FSH and the subsequent transfer of equity interests in the three subsidiaries to FSH were executed by the common control owner, HighRidge, these accounts were transferred to FSH at their respective historical carrying amounts, and no gain or loss was recognized as a result of the transfers. Talon Bridge, FlexSteel USA, and FlexSteel Europe were formed after the formation of FSH, as described below.

FlexSteel was formed in Texas in January 2003 and was acquired by HighRidge in October 2009. FlexSteel maintains operating locations in the United States and Canada. FlexSteel’s spooled, flexible pipeline technology combines the manufacturing, transportation, and installation advantages of flexible pipe with the strength of steel and the corrosion-resistance of polymer liners. Its principal customers are oil and natural gas exploration and production companies, which use its products in various onshore and shallow water applications. Our Canadian operations are conducted through our FlexSteel Ltd. entity.

Rubiales was formed in Texas in September 2003 and owns the land and building of our Baytown, Texas manufacturing facility that was completed in 2012.

Trinity Bay was formed in Delaware in March 2011 and owns the machinery and equipment that is used in our manufacturing facility in Baytown, Texas.

Talon Bridge was formed in Delaware in March 2013 and owns the land and building of our Pleasanton, Texas service center.

FlexSteel USA was formed in Nevada in October 2015 for the purpose of conducting our domestic and international rental, installation, and field service operations.

FlexSteel Europe was formed in the United Kingdom in December 2015 for the purpose of facilitating purchase and sale transactions with customers and vendors located in the European Union.

HIGHRIDGE RESOURCES, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2022 and 2021

(unaudited)

FlexSteel Middle East was formed in Nevada in September 2018, FlexSteel FZE was formed in the United Arab Emirates in May 2019, and FlexSteel Bahrain was formed in Bahrain in May 2019 for the purpose of facilitating purchase and sale transactions with customers and vendors located in the Middle East.

HighRidge Mexico was formed in Mexico in February 2019 for the purpose of facilitating purchase and sales transactions with customers and vendors located in Mexico.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. All adjustments which, in the opinion of the Company’s management, are considered necessary for a fair presentation of the results of operations for the periods shown are of a normal recurring nature and have been reflected in the condensed consolidated financial statements. The results of operations for the periods presented are not necessarily indicative of the results expected for the full fiscal year 2022 or for any future period. The information included in these condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and accompanying notes as of and for the years ended December 31, 2021 and 2020.

(2)	Summary of Significant Accounting Policies

(a)	Revenue Recognition

Revenue from Contracts with Customers:

The Company recognizes revenue based on the transfer of control of our products or our customer’s ability to benefit from our services in an amount that reflects the consideration we expect to receive in exchange for that product or services. The Company bills for products once delivered to customer designated location and for installation services and equipment rentals based on contractual daily billing rates. The duration of installation services and equipment rentals is generally one week or less.

A breakdown of our revenue by region for the nine months ended September 30, 2022 and 2021:

	2022	2021
United States	$243,770,724	$140,103,620
Canada	12,297,131	7,240,957
Latin America	2,785,947	2,030,832
Middle East	6,566,421	18,137,671
Africa	—	1,935,069
Rest of World	30,173	186,051
Total Revenues	$265,450,396	$169,634,200

Contract Liabilities

Contract liabilities represent billings in excess of the satisfaction of the performance obligation(s) of a contract. A deferred revenue liability account is maintained for contract liabilities. These liabilities are for customers’ deposits for reusable shipping reels and skids used for transporting and storing flexible pipe and the related freight return costs, and for advance payments received from customers. Customer reel and skid deposits were $5,786,541 and $5,473,634 at September 30, 2022 and December 31, 2021, respectively. Return freight advances were $976,214 and $1,174,945 at September 30, 2022 and December 31, 2021, respectively. Customer advances were $7,168,820 and $6,771,816 at September 30, 2022 and December 31, 2021, respectively. Return freight advances and customer advances are included in deferred revenue liability on balance sheet. The deferred revenue liability decreases, and revenue is recognized, as shipments are made to customers or reels and skids are returned.

HIGHRIDGE RESOURCES, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2022 and 2021

(unaudited)

As the Company's contracts are less than one year, the Company has applied the practical expedient regarding disclosure of the aggregate amount and future timing of performance obligations that are unsatisfied or partially satisfied as of the end of the reporting period.

(b)	Accounts Receivable

The allowance for doubtful accounts was $623,435 and $227,636 at September 30, 2022 and December 31, 2021, respectively.

(c)	Inventory

At September 30, 2022 and December 31, 2021, inventory reserve write-downs were $806,611 and $135,781, respectively.

Inventory consists of the following:

	September 30,	December 31,
	2022	2021
Raw materials	$19,893,198	$16,148,266
Subassemblies	2,881,207	3,149,737
Work in process	3,156,564	3,806,243
Finished goods	40,880,390	38,437,446
Total inventory	66,811,359	61,541,692

(d)	Product Warranties

The Company provides warranties ranging from one to two years on its pipeline products. Estimated future warranty costs are accrued and charged to cost of goods sold in the period that the related revenue is recognized. These estimates are derived from historical data and trends of product reliability and costs of repairing and replacing defective products. Warranty liabilities are included in our condensed consolidated balance sheets as accrued liabilities.

HIGHRIDGE RESOURCES, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2022 and 2021

(unaudited)

A reconciliation of changes to warranty liability:

Balance at December 31, 2020	2,111,397
Issuances	3,228,048
Expirations	(2,185,404)
Claims	(458,038)
Balance at December 31, 2021	$2,696,003
Issuances	1,380,292
Expirations	(2,297,202)
Claims	(287,022)
Balance at September 30, 2022	1,492,071

(e)	Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include allowance for doubtful accounts, inventory reserves, valuations of property, goodwill and intangible assets, income taxes, contingencies, and litigation accruals. Actual results may differ from these estimates.

(3)	Recently Issued Accounting Pronouncements

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 supersedes the current accounting for leases, providing a comprehensive new lease model that requires lessees to recognize assets and liabilities for most leases and changes certain aspects of lessor accounting.  The Company will adopt the provisions of ASU 2016-02 and will reflect adoption in December 31, 2022 consolidated financial statements.  The Company has identified its lease commitments and finalized its evaluation on the financial statements and internal accounting processes. The Company elected the practical expedient to not apply the recognition requirements of ASU 2016-02 to short-term leases, defined as leases with a lease term of 12 months or less.  The Company elected the transition option provided by ASU 2018-11 to not apply the new lease standards in the comparative financial statements presented in the year of adoption and will continue disclosing lease commitments for the comparative periods under the standards of ASC 840. The Company is still evaluating additional impacts of adoption.

HIGHRIDGE RESOURCES, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2022 and 2021

(unaudited)

(4)	Property and Equipment

Property and equipment consists of the following:

	September 30,	December 31,
	2022	2021
Land	$8,187,052	$8,187,141
Building and leasehold improvements	72,225,075	66,127,964
Machinery and equipment	103,819,050	99,437,391
Reels and Skids	42,137,756	42,346,623
Vehicles	3,266,209	2,949,416
Office furniture and equipment	5,228,784	5,072,287
Construction in progress	9,990,227	16,875,163
Total property and equipment	244,854,153	240,995,985
Accumulated depreciation and amortization	(123,851,282)	(112,513,935)
Property and equipment, net	$121,002,871	$128,482,050

Total depreciation and amortization expense related to property and equipment for the nine months ended September 30, 2022 and 2021 was $11,616,134 and $11,286,038, respectively.

(5)	Intangible Assets

Intangible assets consist of the following:

	September 30,	December 31,
	2022	2021
Goodwill	$431,594	$431,594
Patents	9,366,687	9,366,687
Technology	608,071	608,071
Total intangible assets	10,406,352	10,406,352
Accumulated amortization	(7,801,028)	(7,293,213)
Intangible assets, net	$2,605,324	$3,113,139

Total amortization expense related to intangible assets for the nine months ended September 2022 and 2021 was $507,815 and $450,939, respectively.

(6)	Notes Receivable

On April 2, 2013, HighRidge entered into a note receivable with Northeast Real Estate Holdings (Northeast), a related party. Under the terms of the note receivable, HighRidge loaned NorthEast $1,031,250 to finance the purchase of a commercial property in Eagle Lake, Texas. This property secured the note receivable. The note bears interest at 7.2% per annum and does not compound. The note has a maturity date of either (i) upon being called by HighRidge or (ii) upon Northeast securing separate financing for the real estate property. Principal and interest payments on the note can be paid in arrears or prepaid at any time without penalty.

HIGHRIDGE RESOURCES, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2022 and 2021

(unaudited)

On August 16, 2022, Northeast paid HighRidge $1,635,104 to settle the principal and accrued interest balance in full. The note receivable was terminated at that time. Interest income on the note receivable was $47,512 and $56,152 for the nine months ended September 30, 2022 and 2021, respectively.

(7)	Long-Term Debt

Long term debt on consists of the following:

	September 30,	December 31,
	2022	2021
2019 Promissory Notes Payable - Related Party	$377,735,011	$386,381,003
2022/2015 Notes Payable - Related Party	10,709,906	9,948,072
Total notes payable	$388,444,917	396,329,075

Deferred financing costs related to revolving credit line and included in our condensed consolidated balance sheets as other current assets was $197,850 and $259,252 at September 30, 2022 and December 31, 2021, respectively.

Total interest expense related to our outstanding loan instruments was $40,019,841 and $37,635,931 for the nine months ended September 30, 2022 and 2021, respectively. This includes $61,402 and $47,137 associated with the amortization of deferred financing charges for the nine months ended September 30, 2022 and 2021, respectively and $127,930 associated with prepayment penalties for the nine months ended September 30, 2021. No interest expense was capitalized for construction in progress in either year.

(a)	2019 Promissory Notes Payable

On November 1, 2019, HighRidge simultaneously entered into two promissory notes payable agreements with FlexSteel LTIP, LP (FlexSteel LTIP), a related party. Collectively, these notes payable are referred to as the “2019 Promissory Notes Payable”. The 2019 Promissory Notes Payable were issued in conjunction with the refinancing of previously existing HighRidge preferred stock that was held by FlexSteel LTIP, and no cash funds were actually transacted between the two parties.

Under the terms of the 2019 Promissory Notes Payable, HighRidge was allocated notes payable of $295,615,000 and $54,385,000 from FlexSteel LTIP at an interest rate of 14.0% per annum. Interest is computed and compounded quarterly. Repayment terms call for interest to be repaid in arrears at the end of each quarter, or the payments may be paid in kind and added to the balance of the note payable without penalty. Principal prepayments, including paid in kind interest, are subject to a 2% penalty until the first anniversary of the agreement and a 1% penalty between the first and second anniversary of the agreement. Thereafter, principal repayments can me made without penalty. The maturity date of the 2019 Promissory Notes Payable is November 1, 2024. If a change of control occurs, the unpaid principal and accrued interest shall be immediately due and payable, together with an additional premium of 1% of the outstanding principal balance on that date.

HIGHRIDGE RESOURCES, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2022 and 2021

(unaudited)

On November 1, 2019, the $295,615,000 note was assigned by FlexSteel LTIP to Prime HoldCo LP, also a related party.

Interest paid in kind was $39,572,815 and $40,779,710 for nine months ended September 30, 2022 and the year ended December 31, 2021, respectively. These amounts were added to the outstanding principal balance of the 2019 Promissory Notes Payable.

HighRidge made a $22,000,000 payment on the 2019 Note Payable in March 2021. This payment included $21,872,070 of accrued interest and a prepayment penalty of $127,930.

HighRidge made a $48,084,065 payment on the 2019 Note Payable in May 2022. This payment was for accrued interest with no prepayment penalty assessed because the second anniversary of the note payable has passed.

HighRidge also made interest only payments of $329,101 and $134,743 in May 2021 and March 2022, respectively.

(b)	2015 Notes Payable / 2022 Notes Payable

On June 24, 2015, HighRidge simultaneously entered into two notes payable agreements with PCV International Limited (“PCV-I”) and PCV Associates, LLC (“PCV-A”). Both PCV-I and PCV-A are related parties, and all terms of the notes payable were identical. Collectively, these notes payable are referred to as the “2015 Notes Payable”.

Under the terms of the 2015 Notes Payable, HighRidge borrowed $13,364,273 and $7,196,147 from PCV-I and PCV-A, respectively, at an interest rate of 1.59% per annum. Interest is computed and compounded quarterly. Repayment terms call for interest to be repaid in arrears on the anniversary of the note payable agreement, or the payments may be deferred without penalty. Principal prepayments are also allowed at any time without penalty. The maturity date of the 2015 Notes Payable is June 24, 2022. The original balances of the 2015 Notes Payable reflected a 65% and 35% balance allocation between PVC-I and PCV-A. Effective July 17, 2021, the outstanding 2015 Notes Payable balances were reallocated by PCV-I and PCV-A to reflect a 70% and 30% allocation, respectively. All other terms of the note payable agreement remained the same.

HighRidge made combined principal and interest payments totaling $1,500,000 and $10,000,000 in July 2017 and June 2018, respectively. These payments were applied to the PCV-I and PCV-A balances based on the allocations in place on those dates.

On June 24, 2022, the 2015 Notes Payable matured, and at that time, the notes were refinanced. Collectively, these notes payable are referred to as the “2022 Notes Payable”. Under the terms of the 2022 Notes Payable, HighRidge refinanced $7,433,766 and $3,185,900 from PCV-I and PCV-A, respectively at an interest rate of 3.12%. Interest is computed and compounded quarterly. Repayment terms call for interest to be repaid in arrears on the anniversary of the note payable agreement, or the payments may be deferred without penalty. Principal prepayments are also allowed at any time without penalty. The maturity date of the 2022 Notes Payable is June 24, 2027.

HIGHRIDGE RESOURCES, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2022 and 2021

(unaudited)

(c)	Term Loan and Revolving Line of Credit

On March 9, 2015, FlexSteel and Trinity Bay, as co-borrowers, entered into a new credit agreement for a revolving line of credit (the Revolver) with availability of up to $110,000,000 dependent on our accounts receivable and inventory balances. On June 14, 2016, the co-borrowers were granted an amendment to the credit agreement that lowered the maximum availability to $60,000,000, reduced covenant testing thresholds and redefined eligible accounts receivable accounts. On June 11, 2018, the co-borrowers were granted an amendment to the credit agreement that increased the maximum availability back to $110,000,000. On March 6, 2020, the co-borrowers were granted an amendment to the credit agreement that extended the maturity date to March 9, 2021 and reduced the maximum availability to $75,000,000. On March 8, 2021, the co-borrowers were granted an amendment to the credit agreement that extended the maturity date to March 9, 2025 and reduced the maximum availability to $50,000,000.

The interest rate with respect to Revolver is either 1) the Prime Rate plus an applicable margin of 0.00% to 0.75% based on our availability, 2) the Federal Funds rate plus 0.5% or 3) LIBOR plus an applicable margin of 1.50% to 2.25% based on availability. As of September 30, 2022, the interest rate on the Revolver was 6.25%.

The co-borrowers are required to maintain compliance with a variety of performance and financial covenants for the Revolver, including a minimum fixed-charge coverage ratio. The co-borrowers were in compliance with all covenants at September 30, 2022. As of September 30, 2022, our calculated availability under the Revolver based on accounts receivable and inventory balances was approximately $47 million.

(d)	Deferred Financing Costs

Costs incurred in connection with the issuance of debt are deferred and amortized using the straight-line method, which approximates the effective-interest method over the term of the related debt. Amortization of deferred financing costs for nine months ended September 30, 2022 and 2021 was $61,402 and $47,137, respectively. During 2021, we incurred $326,857 for commitment and advisory fees to extend revolving line of credit. The Company has net deferred financing costs of $197,850 and $259,252 as of September 30, 2022 and December 31, 2021, respectively.

(8)	Capital Lease Obligations – Future Minimum Lease Payments

The Company leases certain machinery and equipment under agreements that are classified as capital leases. The cost of equipment under capital leases is included in our condensed consolidated balance sheets as property and equipment was $4,125,560 and $4,011,088 at September 30, 2022 and December 31, 2021, respectively. Depreciation of assets under capital leases is included in depreciation and amortization expense.

Total payments under capital leases during the nine months ended September 30, 2022 and 2021 were $629,180 and $529,315, respectively. Interest expense related to the capital lease obligations in the amount of $109,989 and $115,747 was incurred for the nine months ended September 30, 2022 and 2021, respectively.

HIGHRIDGE RESOURCES, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2022 and 2021

(unaudited)

(9)	Commitments and Contingencies

The Company is, from time to time, party to certain legal actions and claims arising in the ordinary course of business. While the outcome of these events cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

In the case of all known contingencies, a liability is accrued when the loss is probable, and the amount is reasonably estimable. These liabilities are not reduced for potential insurance or third-party recoveries. If applicable, a receivable for probable insurance or other third-party recoveries is recorded. Based on currently available information, the Company believes that the probability is remote that future costs related to known contingent liability exposures will exceed current accruals by an amount that would have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

As new facts concerning contingencies arise, the Company’s position both with respect to accrued liabilities and other potential exposures is reassessed. Estimates that are particularly sensitive to future changes include contingent liabilities related to environmental remediation, tax, and legal matters.

Leases

Rent expense for the nine months ended September 30, 2022 and 2021 was $888,965 and $876,321, respectively.

(10)	Income Taxes

Our effective tax rates for the nine months ended September 30, 2022 and 2021 were 93.4% and (3.5%), respectively. The effective tax rates were impacted by the valuation allowance placed on deferred tax assets for the nine months ended September 30, 2021 and maintained for the nine months ended September 30, 2022.

In determining the need for a valuation allowance, we consider current and historical financial results, expectations for future taxable income and the availability of tax planning strategies that can be implemented, if necessary, to realize deferred tax assets.

During 2021, the Company recorded a valuation allowance for our net operating losses and other net deferred tax assets for which the tax benefits are not likely to be realized. We intend to maintain a valuation allowance on our net federal and foreign deferred tax assets until there is sufficient evidence to support the reversal of these allowances.

As of September 30, 2022 and December 31, 2021, the Company is not permanently reinvested in its Canadian business and therefore has recognized a deferred tax liability of $601,461 related to withholding taxes on unremitted earnings of its Canadian business.

For other foreign subsidiaries, the Company maintains its position for undistributed foreign earnings to be indefinite and does not provide for outside basis differences under the indefinite reinvestment assertion of ASC 740-30. Accordingly, the Company does not anticipate the need to provide for additional taxes for basis differences or withholding taxes on remitted foreign earnings in the immediate future.

HIGHRIDGE RESOURCES, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2022 and 2021

(unaudited)

The Company follows applicable provisions of ASC 740-10, which requires the recognition, measurement, and disclosure of any uncertain tax positions in the financial statements. Under the applicable FASB Interpretation, tax positions must meet a “more-likely than-not” recognition threshold at the effective date to be recognized. At September 30, 2022 and December 31, 2021, there were no uncertain tax positions.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. No interest and penalties related to uncertain tax positions were accrued at September 30 2022 and December 31, 2021.

Tax years 2019 through 2021 for federal, foreign, and state returns of the Company and its parent remain open to examination by the major taxing jurisdictions in which we operate.

(11)	Employee Benefit Plans

The Company’s employees participate in one of our affiliate’s 401(k) plans. During the nine months ended September 30, 2022 and 2021, the Company’s employer matching contributions totaled $801,459 and $750,992, respectively.

On December 4, 2019, the Company executed a binding term sheet establishing two long-term incentive plans for key employees of FlexSteel Holdings, Inc, the Incentive Equity Plan and the Cash Bonus Plan.  The Incentive Equity Plan establishes Series B equity units which allow participants to receive an interest in the distributed profits of the Company.  Series B units do not have voting rights.  The Cash Bonus Plan was established to provide cash bonuses to holders of Series B equity units at the earlier of a monetization event in connection with a sale to a third-party of at least 51% of the Company or January 1, 2026.

The Company accounts for the compensation cost related to the long-term incentive plans in accordance with the provisions of ASC 718. In following these provisions, the Company recognizes compensation cost of granted Series B units (the "units") ratably over the service period of the plans. These provisions further require the units that settle in cash to be recorded as a liability in the Company’s balance sheet and be remeasured at their fair value in each reporting period until settled. The binding term sheet establishes the fair value of the units to represent the units portion of the enterprise value of the Company, as determined by the Company’s owner, using an income-based valuation approach.

Compensation cost of $12,536,295 and $6,480,776 relating to the long-term incentive plans were recorded to general and administrative expenses for the nine months ended September 30, 2022 and 2021, respectively and the Company has deferred compensation liabilities of $29,542,200 and $17,005,905 in the September 30, 2022 and December 31, 2021 balance sheet, respectively.

(12)	Customer Concentration

The majority of the Company’s business is conducted with major and independent oil and natural gas exploration companies. The Company evaluates the financial strength and viability of its customers and provides allowances for probable credit losses when deemed necessary.

For the nine months ended September 30, 2022, one customer accounted for approximately 17% of the Company’s revenue. There were outstanding accounts receivable associated with this customer as of September 30, 2022 of $5,380,457. No other customer accounted for more than 10% of the Company’s revenue during the nine months ended September 30, 2022.

HIGHRIDGE RESOURCES, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2022 and 2021

(unaudited)

For the nine months ended September 30, 2021, four customers accounted for approximately 53% of the Company’s revenue. There were outstanding accounts receivable associated with these customers as of September 30, 2021 of $29,996,204. No other customer accounted for more than 10% of the Company’s revenue during the nine months ended September 30, 2021.

(13)	Credit Risks

The Company’s financial instruments that are potentially exposed to concentrations of credit risk consist primarily of cash equivalents and trade receivables. Cash equivalents are placed on deposit with major international banks and financial institutions. All of the Company’s cash accounts in the United States are federally insured up to $250,000 per depositor at each financial institution; however, cash balances may exceed such limits from time to time.

Trade receivables result primarily from the sale of products and services to major and independent oil and natural gas exploration companies. The majority of these receivables have payment terms of 30 to 45 days. Management continually monitors this exposure and the creditworthiness of the counterparties. The Company generally does not require collateral to limit our exposure to loss; however, we sometimes use letters of credit or prepayments to mitigate credit risk with counterparties.

The Company’s overall credit risk may be affected by changes in economic and other conditions. Historically, the Company has not experienced significant credit losses on such receivables. The Company cannot ensure that such losses will not be realized in the future.

(14)	Foreign Currency Exchange Risk

The Company is exposed to foreign currency fluctuations as certain transactions are consummated in foreign currencies, primarily Canadian dollars.

The Company also holds Canadian assets and liabilities. Monetary values and liabilities are revalued each period-end at the then-current exchange rate. Foreign currency translation adjustments are recognized in the condensed consolidated statements of operations and comprehensive income.

(15)	Related-Party Transactions

Accounts payable balance includes amounts due to related parties of $2,935,456 and $4,857,216 as of September 30, 2022 and December 31, 2021, respectively. These amounts represent funds owed by the Company to Prime Natural Resources and to an affiliate for rent, management services, taxes, and administrative expenses paid on the Company’s behalf.

Other current liability balances of $449,913 as of both September 30, 2022 and December 31, 2021, respectively were owed to TitanLiner LLC, a related party.

As previously discussed in Footnote 6, the Notes Receivable from Northeast is a related party and as such the annual interest income and the related receivable balances are considered related party transactions.

HIGHRIDGE RESOURCES, INC.

Notes to Condensed Consolidated Financial Statements

September 30, 2022 and 2021

(unaudited)

As previously discussed in Footnote 7, the 2019 Notes Payable are held by Prime Holdco LP and FlexSteel LTIP, both related parties, and the 2015 Notes Payable are held by PCV-I and PCV-A, also related parties. As such the annual interest expense and the related receivable balances are considered related party transactions.

(16)	Subsequent Events

In preparing the condensed consolidated financial statements, the Company has reviewed, as determined by the Company’s management, events that have occurred after September 30, 2022, up until the issuance of the condensed consolidated financial statements, which occurred on or about December 8, 2022.

Management has determined that there are no additional subsequent events since September 30, 2022 that require disclosure in the Company’s condensed consolidated financial statements.